                                                                     Exhibit 2.6

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                              CONVERSION AGREEMENT

                                 By and Between

                           VIVA GAMING & RESORTS INC.

                               ZANA HOLDINGS, INC.

                                       and

                                  BRAM SOLLOWAY

                                  JULY __, 2001

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                              CONVERSION AGREEMENT

            THIS CONVERSION  AGREEMENT (this "Agreement") is made as of July __,
2001,  by and between  Viva Gaming & Resorts  Inc., a Florida  corporation  with headquarters at 3611 S. Lindell Road,  Suite 108, Las Vegas,  Nevada  89103-1241
(the  "Company"),   Zana  Holdings,   Inc.   ("Zana")  and  Bram  Solloway  (the
"Investor").

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            1. CONVERSION OF EXISTING DEBT INTO EQUITY.

               1.1  CANCELLATION  OF  EXISTING  DEBT.  Subject  to the terms and conditions of this Agreement,  upon closing of this Agreement,  as consideration for the issuance of  securities  in Section 1.2 hereof,  the amount owing by the
Company to Zana (the  "Indebtedness"),  as evidenced by the following,  shall be cancelled:

                    (a) that certain  Promissory  Note in the amount of $200,000 payable to the order of Zana, dated August 15, 2000;

                    (b) that certain  Promissory  Note in the amount of $144,300 payable to the order of Maxwell Capital Inc. ("Maxwell"), dated August 15, 2000, which was assigned by Maxwell to Zana on September 30, 2000;

                    (c) that certain  Promissory  Note in the amount of $164,000 payable to the order of Zana, dated December 31, 2000; and

                    (d) the interest accrued on (a), (b) and (c) hereof.

               1.2 ISSUANCE OF  SECURITIES.  Subject to the terms and conditions of this Agreement,  upon closing of this  Agreement,  as  consideration  for the cancellation  of the  Indebtedness,  the Company  agrees to issue at Closing (as defined below) from its authorized but unissued capital stock and to give to the
Investor in exchange for the cancellation of the Indebtedness,  2,500,000 shares
(the  "Shares") of the Company's  common  stock,  $.001 par value per share (the
"Common Stock").

               1.3 CLOSING.  (a) The  cancellation of the  Indebtedness  and the issuance of the Shares of Common Stock (the "Closing")  shall take place as soon as reasonably  practical  after the  satisfaction of the conditions set forth in
Sections 4 and 5 hereof,  at the offices of Sklar Warren Conway & Williams,  221
North Buffalo Drive, Suite A, Las Vegas, Nevada 89145, or at such other time and place as shall be mutually agreed upon between the Investor and the Company (the
"Closing Date").

                    (b)  At  the  Closing,  the  Company  shall  deliver  to the
Investor a certificate for the Shares to be issued to the Investor in definitive form and duly registered in the name of the Investor.

                                      -2-

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor (it is expressly acknowledged and agreed that Eric L.  Nelson  and  Peter R.  LaFemina,  the  Company's  newly  appointed
President and Chief Executive Officer and Secretary and Chief Financial Officer,
respectively,  did not  participate in the drafting of this  Agreement,  related exhibits and schedules and shall have no accountability whatsoever in connection with the information contained in this Agreement, exhibits or schedules) that:

               2.1  ORGANIZATION;  GOOD  STANDING;  QUALIFICATION  AND CORPORATE
POWER.

                    (a) The Company is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of Florida and has all requisite  corporate  power  and  authority  to  carry  on its  business  as now conducted  and as proposed to be  conducted.  The Company is duly  qualified  to transact  business  and is in good  standing in each  jurisdiction  in which the failure so to qualify  would have a material  adverse  effect on its business or properties.  True and correct copies of the Company's Articles of Incorporation, as amended, and Bylaws have been provided to the Investor.

                    (b) The Company has all requisite  legal and corporate power and  authority  to execute and deliver  this  Agreement,  to issue the Shares of
Common Stock, to carry out and perform its  obligations  under the terms of this
Agreement and to consummate the transactions  contemplated hereby. All necessary corporate  action has been taken by the Company with  respect to the  execution, delivery and  performance by the Company of this Agreement and the  consummation of the transactions contemplated hereby.

               2.2  CAPITALIZATION  AND VOTING RIGHTS. The authorized capital of the Company consists of, and will consist at the Closing of:

                    (a) COMMON STOCK.  100,000,000  shares of Common  Stock,  of which 8,942,700 shares are issued and outstanding as of the date hereof.

                    (b) PREFERRED STOCK.  10,000,000  shares of preferred stock, par value  $0.10  (the  "Preferred  Stock"),  no shares of which are  issued and outstanding as of the date hereof.

                    (c)  Except  as set  forth on  SCHEDULE  2.2,  there  are no outstanding  options,  warrants,  rights  (including  conversion  or  preemptive rights) or agreements  for the purchase or  acquisition  from the Company of any shares of its  capital  stock.  The  Company  is not a party or  subject  to any agreement or understanding of any kind, and, to the Company's  knowledge,  there
is  no  agreement  or   understanding   of  any  kind  between  any  individual,
corporation, partnership, limited liability company, association, trust or other entity or  organization,  including a government or political  subdivision or an agency or instrumentality thereof (a "Person"),  which affects or relates to the acquisition, disposition or voting or giving of written consents with respect to any security of the Company.

               2.3 SUBSIDIARIES;  INTERESTS OF THE COMPANY. The Company does not currently own or control,  directly or  indirectly,  any equity  interest in any other Person, except as listed on SCHEDULE 2.3.

                                      -3-

               2.4 NO BREACH.  The execution,  delivery and  performance of this
Agreement by the Company and the consummation of the  transactions  contemplated herein will not (with the passage of time or otherwise):

                    (a) violate any  provision of the Articles of  Incorporation or By-Laws of the Company;

                    (b) violate, conflict with or result in the breach of any of the terms of, result in a material  modification  of,  otherwise  give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreements to which the  Company is a party or by or to which the Company or any of its assets or properties may be bound or subject; or

                    (c) violate any law, rule or regulation to which the Company is a party.

               2.5 NO  UNDISCLOSED  LIABILITIES.  There  are no  liabilities  or obligations of the Company of any kind  whatsoever,  liquidated or unliquidated, whether  accrued,  direct,  contingent,  absolute,  determined,  determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a)
liabilities  included as part of the  Company's  unaudited  balance  sheet dated
March 31, 2001,  (b)  liabilities  incurred  subsequent to March 31, 2001 in the ordinary  course  of  business  consistent  with  past  practice,  which  in the aggregate  are not  material  to the Company and (c)  liabilities  disclosed  on
SCHEDULE 2.5.

               2.6  AUTHORIZATION.  This  Agreement  has been  duly  authorized, executed  and  delivered  by the Company  and  constitute  the legal,  valid and binding  obligations of the Company,  enforceable in accordance  with its terms, subject to (i) applicable bankruptcy, insolvency,  reorganization and moratorium laws,  (ii) other laws of  general  application  affecting  the  enforcement  of creditors'  rights  generally  and  general  principles  of  equity,  (iii)  the discretion of the court before which any proceeding  therefor may be brought and
(iv) rights to indemnity that may be limited by federal or state securities laws or by public policy.

               2.7 VALID ISSUANCE OF STOCK.

                    (a) The  outstanding  shares  of  Common  Stock are duly and validly  authorized and issued,  fully paid, and  non-assessable.  The issuance, sale and delivery of the Shares being  purchased by the Investor  hereunder have been  duly  authorized  by all  requisite  corporate  action  on the part of the
Company and paid for and delivered in  accordance  with the terms hereof for the consideration  expressed herein, will be duly and validly issued, fully paid and non-assessable  and free of any liens or  encumbrances,  except for restrictions under applicable federal and state securities laws.

                    (b) Except as set forth in this  Agreement,  and on SCHEDULE
2.7, no other  shares of Common  Stock have been  reserved  for  issuance by the
Company.

                                      -4-

               2.8  FINANCIAL  STATEMENTS.  The  Company  has  delivered  to the
Investor (i) its audited  income  statement and balance sheet as of December 31,
2000, and (ii) its unaudited  income statement and balance sheet as of March 31,
2001 (together, the "Financial  Statements").  The Financial Statements (A) have been prepared from the books and records of the Company,  (B) present fairly the financial condition of the Company at the balance sheet dates and its results of operations,  stockholders'  equity  and cash  flows as at the  dates and for the periods  therein  specified  and (C)  have  been  prepared  in  accordance  with generally accepted accounting  principles ("GAAP"),  except, with respect to the
March 31,  2001  financial  statements,  for the absence of  accompanying  notes
thereto,   applied  on  a  consistent  basis  (except  as  required  by  changes promulgated by accounting  authorities)  throughout the periods  indicated.  The
Financial  Statements  fairly  present the  financial  condition  and results of operations  of the  Company  as of the date and  during  the  periods  indicated
therein,  subject  to  normal  year end  audit  adjustments  which  are  neither individually nor in the aggregate expected to be material. At March 31, 2001, to the best of the  Company's  knowledge,  the Company  had no  material  liability
(matured or unmatured,  fixed or  contingent)  which was not provided for on the balance sheet of the Company as of such date,  and all reserves  established  by the Company and set forth on such balance  sheet were  adequate for the purposes for which they were established.  There were no loss contingencies (as such term is used in  Statement  of  Financial  Accounting  Standards  No. 5 issued by the
Financial  Accounting  Standards  Board in March 1975) which were not adequately provided for in the March 31, 2001 balance sheet.

               2.9 CHANGES. Except as disclosed on SCHEDULE 2.9, since March 31,
2001, there has not been:

                    (a)  any  change  in  the  assets,  liabilities,   condition
(financial  or  otherwise),  affairs,  earnings,  business,  operations or other prospects  of the Company from that  reflected in the balance  sheet as at March
31, 2001,  referred to in Section 2.8 above,  except for changes in the ordinary course  of  business,  which,  individually  or in the  aggregate  have not been materially adverse;

                    (b)  any  borrowings  or  other   material   change  in  the
liabilities or obligations of the Company, contingent or otherwise,  whether due or to become due, whether by way of guaranty, endorsement,  indemnity, warranty, or otherwise,  except  current  liabilities  incurred in the ordinary  course of
business,   none  of  which  materially  and  adversely  affects  the  business, prospects, condition, affairs, properties, or assets of the Company;

                    (c) any damage,  destruction or loss, whether or not covered by insurance,  materially and adversely affecting the properties,  operation, or business of the Company;

                    (d) any waiver or  compromise  by the  Company of a material valuable right held by it or of a material debt owed to it;

                    (e)  any  loans  made  by  the  Company  to  its  employees, officers,  or  directors  other than  advances of expenses  made in the ordinary course of business;

                                      -5-

                    (f) any  declaration  or  payment of any  dividend  or other distribution  of the  assets of the  Company  to  stockholders  or any direct or indirect redemption,  purchase,  or acquisition of any securities of the Company other than repurchases of Common Stock from terminated  employees,  consultants, officers, and directors pursuant to written agreements;

                    (g) any  labor  organization  activity  or  organized  labor trouble;

                    (h) any other event or condition of any character  which has materially  and adversely  affected the  business,  operations,  properties,  or assets of the Company;

                    (i) any  increase  in  compensation  of any of its  existing officers,  or the rate of pay of its  employees  as a group,  except  as part of regular  compensation  increases  in the  ordinary  course of  business,  or any material change of such officers' or employees' employment agreements;

                    (j) any  resignation  or  termination  of  employment of any officer,  director  or key  employee  of the  Company  and the  Company  has not received any written  notice of the impending  resignation or termination of any such officer, director or key employee;

                    (k)  any  material  change  in  any  material   contract  or
agreement by which the Company or any of its assets is bound or subject;

                    (l) any mortgage,  pledge,  transfer of a security  interest in,  or  lien,  created  by the  Company  with  respect  to any of its  material properties  or assets,  except for liens (i) incurred in the ordinary  course of business or (ii) for taxes not yet due or payable;

                    (m) any  issuance  of any  capital  stock,  bonds  or  other corporate securities by the Company or options, warrants or rights or agreements or  commitments  to purchase  or issue such  securities  or grant such  options, warrants or rights;

                    (n)  any  change  in the  accounting  methods  or  practices followed by the Company;

                    (o) any  satisfaction  or discharge of any lien,  claim,  or encumbrance or payment of any obligation by the Company,  except in the ordinary course  of  business  and  that is not  material  to the  business,  properties, prospects,  or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

                    (p) any agreement to do or enter into any of the foregoing.

               2.10 REGISTRATION RIGHTS. The Company has not granted,  except as set  forth on  Schedule  2.10,  or  agreed  to grant  any  registration  rights, including piggyback registration rights, to any person.

               2.11  LITIGATION.  The  Company  is  not a  party  to  any  legal proceeding,  the outcome of which could (i) adversely affect consummation of the transactions  contemplated  herein  or  (ii)  result  in any  representation  or warranty of the Company contained herein becoming inaccurate.

                                      -6-

               2.12 TITLE TO  PROPERTY  AND  ASSETS.  The  Company  has good and marketable  title to its  property  and assets free and clear of all  mortgages, liens,  loans, and encumbrances,  except such encumbrances and liens which arise in the ordinary  course of business and do not  materially  impair the Company's ownership  or use of such  property or assets.  With respect to the property and assets it leases,  the Company is in  compliance  in all material  respects with such leases and holds a valid leasehold  interest free of any liens,  claims, or encumbrances.  All of the Company's  properties  and assets are, in all material respects,  in good  operating and usable  condition,  subject to normal wear and tear.

               2.13 AGREEMENTS; ACTION.

                    (a) Except for  agreements  expressly  contemplated  by this
Agreement,  there are no agreements,  understandings,  or proposed  transactions between the  Company  and any of its  officers,  directors,  affiliates,  or any affiliate thereof.

                    (b) Except as contemplated by this Agreement or as listed on
SCHEDULE 2.13 hereto,  there are no agreements,  understandings,  instruments or contracts  to which the  Company  is a party or by which it is bound,  which (i)
involve obligations (contingent or otherwise) of, or payments to, the Company in excess of  $100,000,  (ii) are  material to the conduct  and  operations  of the
Company's business or properties,  including, without limitation, the license of any patent, copyright,  trade secret, or other proprietary rights to or from the
Company or provisions restricting or affecting the development,  manufacture, or distribution  of the  Company's  products  or  services,  or (iii)  involve  any employment  or  consulting  arrangement,  whether  written or oral,  between the
Company and any Person.

                    (c) Except as listed on SCHEDULE  2.13  hereto,  the Company has  not  (i)  declared  or paid  any  dividends,  or  authorized  or  made  any distribution upon or with respect to any series or classes of its capital stock,
(ii)  incurred  any  indebtedness  for money  borrowed or any other  liabilities individually  in  excess of  $100,000  or,  in the case of  indebtedness  and/or liabilities  individually  less than  $100,000,  in excess  of  $200,000  in the aggregate,  or (iii) sold, exchanged, or otherwise disposed of any of its assets or  rights,  other  than the sale of its  inventory  in the  ordinary  course of business.

                    (d) For the purposes of subsections  (b) and (c) above,  all indebtedness,  liabilities, agreements, understandings,  instruments, contracts, and  proposed  transactions  involving  the same Person  (including  Persons the
Company has reason to believe are affiliated  therewith) shall be aggregated for
the  purpose  of  meeting  the   individual   minimum  dollar  amounts  of  such
subsections.

                    (e) The  Company  is not a party to any  indenture,  loan or credit agreement or any lease or other agreement or instrument or subject to any charter or  corporate  restriction  which has a material  adverse  effect on the
Company,  or limits or  restricts  the  ability of the  Company to carry out its obligations  under this Agreement.  The Company is not in default in any respect in the  performance,  observance  or  fulfillment  of  any  of the  obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                                      -7-

                    (f) The  contracts,  agreements  and  instruments  listed on
SCHEDULE  2.13 are valid,  binding and in full force and effect in all  material respects,  and are valid,  binding and  enforceable by the Company in accordance with their respective terms,  subject to laws of general application relating to bankruptcy,  insolvency and the relief or other equitable remedies.  The Company is not in material  default under any material  contract,  and, to the Company's knowledge, no other party to any such contract is in material default.

               2.14  COMPLIANCE  WITH LAWS; NO DEFAULTS.  The Company is not, in
violation of any provisions of any law, regulation,  judgment, injunction, order or decree binding upon or applicable to the Company,  except for violations that have not had and would not  reasonably be expected to have,  individually  or in the aggregate, a material adverse effect upon the Company.

               2.15  INSURANCE.  The Company has in full force and effect  fire, casualty,  and  liability  insurance  policies,  in such  amounts  and with such coverage as is reasonable  and prudent in view of the business and operations of the Company.

               2.16 TAX MATTERS.  The Company (i) has filed all tax returns that are required to have been filed by it with all appropriate governmental agencies
(and all such returns are true and correct and fairly reflect its operations for tax  purposes);  and  (ii)  has  paid all  taxes  owed or  assessments  by it as indicated on such tax returns  (other than taxes the validity of which are being contested  in good faith by  appropriate  proceedings).  The  assessment  of any additional  taxes for periods for which  returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material  unresolved  questions or claims  concerning  the  Company's tax liability.  Except as disclosed on SCHEDULE  2.16, to the  Company's  knowledge, there is no pending  dispute with any taxing  authority  relating to any of said returns  which,  if  determined  adversely to the  Company,  would result in the assertion by any taxing  authority of any valid  deficiency in a material amount for taxes.  The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including,  but not limited to, income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected  therefrom,  and has paid the same to the  proper  tax  receiving  officers  or  authorized  depositaries,  except for failures to pay the same which,  either  individually or in the aggregate,  have not had, or may be reasonably expected to result in, a material adverse effect.

               2.17  GOVERNMENTAL  REGULATION.  The  Company  is not  subject to regulation under the Investment  Company Act of 1940, or to any United States of
America,  state or local statute or regulation  limiting its or their ability to incur Debt.

               2.18 SECURITIES ACT.

                    (a)  Assuming  the  accuracy of the  representations  of the
Investor  set forth in  Sections  3.4 and 3.6  hereof,  no  registration  of any security under the Securities Act of 1933, as amended (the "Securities  Act") or the securities  laws of any state,  is required in connection with the issuance, execution and delivery of the Shares the manner contemplated hereunder.

                                      -8-

                    (b) All  outstanding  capital  stock of the Company has been offered,  issued and sold in material  compliance  with the  requirements of all
Federal and state laws applicable to the offer, issuance and sale of securities.

               2.19 RELATED PARTY TRANSACTIONS.  Except as set forth on SCHEDULE
2.19, no employee, officer,  stockholder or director of the Company or member of his or her  immediate  family is  indebted  to the  Company,  nor is the Company indebted (or  committed  to make loans or extend or guarantee  credit) to any of them,  other  than  (i) for  payment  of  salary  for  services  rendered,  (ii)
reimbursement  for reasonable  expenses  incurred on behalf of the Company,  and
(iii) for other  standard  employee  benefits  made  generally  available to all employees (not including  stock option  agreements  outstanding  under any stock option plan approved by the Board of Directors of the Company). To the Company's
knowledge,  no  employee  or officer of the  Company  has any direct or indirect ownership  interest  in any  firm or  corporation  with  which  the  Company  is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company,  except that employees,  officers or directors of the Company and members of their  immediate  families may own stock in publicly  traded  companies that may compete with the Company.  Except as set forth in SCHEDULE  2.19, to the best of the Company's  knowledge,  no officer or
stockholder  or  any  member  of  their  immediate   families  is,  directly  or
indirectly,  interested in any material  contract  with the Company  (other than such  contracts as relate to any such  person's  ownership  of capital  stock or other securities of the Company and other than employment agreements).

               2.20 SEC DOCUMENTS.  The Company has filed all required  reports, schedules,  forms,  statements  and  other  documents  with  the SEC  (the  "SEC
Documents").  As of their respective  dates,  the SEC Documents  complied in all material  respects  with the  requirements  of the  Securities  Act of 1933,  as amended (the  "Securities  Act"),  or the  Securities  Exchanges Act of 1934, as
amended (the "Exchange  Act"), as the case may be, and the rules and regulations of the SEC promulgated  thereunder  applicable to such SEC Documents and, except to the extent that information contained in any SEC Document has been revised or superseded  by a later SEC  Document,  none of the SEC  Documents  contained any untrue  statement  of a  material  fact or omitted  to state any  material  fact required  to be stated  therein  or  necessary  in order to make the  statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading.  Except as set forth in the SEC  Documents,  neither the Company nor any of its  subsidiaries  has  any  liabilities  or  obligations  of any  nature
(whether accrued,  absolute,  contingent or otherwise) that,  individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

            3.  REPRESENTATIONS  AND  WARRANTIES OF THE  INVESTOR.  The Investor
hereby represents and warrants to the Company that:

                                      -9-

               3.1  AUTHORIZATION.  This  Agreement  has been  duly  authorized, executed  and  delivered by the Investor  and  constitute  the legal,  valid and binding  obligations  of the  Investor,  enforceable  in  accordance  with their
respective   terms,   subject   to  (i)   applicable   bankruptcy,   insolvency,
reorganization  and  moratorium  laws,  (ii) other  laws of general  application affecting the enforcement of creditors' rights generally and general  principles of equity (iii) the discretion of any court before which any proceeding therefor be brought and (iv) rights to indemnity  that may be limited by federal or state securities  laws or by  public  policy.  All  action  required  for  the  lawful execution and delivery of this Agreement has been taken.

               3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT.  The Shares to be received by the Investor pursuant to the terms hereof will be acquired for investment for the  Investor's own account,  not as a nominee or agent,  and not with a view to the resale or  distribution  of any part  thereof.  The  Investor has no present intention of selling,  granting any participation in, or otherwise  distributing the Shares acquired by the Investor. The Investor has no contract,  undertaking, agreement  or  arrangement  with any  Person to sell or  transfer,  or grant any participation to such Person or to any third Person,  with respect to any of the
Shares to be acquired by the Investor.

               3.3 [Intentionally Omitted.]

               3.4  RESTRICTED  SECURITIES.  The Investor  understands  that the
Shares  to be  acquired  by the  Investor  have not been  registered  under  the
Securities Act or the laws of any state and may not be sold or  transferred,  or otherwise  disposed  of,  without  registration  under  the  Securities  Act and applicable  state securities laws or an exemption  therefrom.  The Investor will sell or  transfer,  or  otherwise  dispose  of, the Shares to be acquired by the
Investor only in a manner consistent with the representations and warranties set forth herein and any applicable federal and state securities laws.

               3.5 LEGENDS.  It is understood that the  certificates  evidencing the shares of Common Stock may bear one or all of the following legends:

                    (a) THE SECURITIES  REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED,  OR APPLICABLE
STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED,  SOLD OR OTHERWISE DISPOSED OF
IN THE  ABSENCE  OF AN  EFFECTIVE  REGISTRATION  STATEMENT  WITH  RESPECT TO THE
SECURITIES  EVIDENCED BY THIS  CERTIFICATE,  FILED AND MADE EFFECTIVE  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED,  AND SUCH APPLICABLE  STATE SECURITIES LAWS,
OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY  SATISFACTORY TO
THE COMPANY TO THE EFFECT THAT  REGISTRATION  UNDER SUCH ACT AND SUCH APPLICABLE
STATE SECURITIES LAWS IS NOT REQUIRED.

                    (b) Any legend required by the Blue Sky laws of any state.

            The legend  referred  to in clause (a) above shall be removed by the
Company  from any  certificate  at such  time as the  holder  of the  securities represented  by the  certificate  delivers  an  opinion  of  counsel  reasonably satisfactory  to the Company to the effect  that such legend is not  required in order to establish  compliance  with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k)
or such other  substantially  similar rule promulgated  under the Securities Act then in effect under the Securities Act; provided, that the Company has received from the  holder  a  written  representation  that  (i)  such  holder  is not an affiliate  of the Company  and has not been an  affiliate  during the  preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two (2) years (or the period of time then  required  by  Rule  144(k)  or

                                      -10-

such other substantially  similar rule promulgated under the Securities Act then in effect),  and (iii) such holder otherwise  satisfies the requirements of Rule
144(k) as then in effect with respect to such shares.

               3.6 NO  VIOLATION.  Neither the  execution  and  delivery of this
Agreement  nor the  consummation  by  Investor of the  transaction  contemplated hereby will (i)  constitute a violation by Investor of any statute or law or any rule,  regulation or order of any  governmental  authority or (ii)  constitute a violation of, or a default  under,  or conflict  with any contract,  commitment, indenture or other agreement,  or any other private restrictions of any kind, to which Investor is a party or by which it is bound.

            4.  CONDITIONS  OF  THE  INVESTOR'S   OBLIGATIONS  AT  CLOSING.  The
obligations  of the Investor  under  Sections 1.1 and 1.2 of this  Agreement are subject to the  fulfillment  on or before the  Closing of each of the  following conditions,  the waiver of which shall not be  effective  against  the  Investor unless the Investor has consented in writing thereto:

               4.1  REPRESENTATIONS OF THIS AGREEMENT.  The  representations and warranties  of the Company  contained  in Section 2 shall be true and correct in all material  respects on and as of the date of the Closing with the same effect as though such  representations  and  warranties  had been made on and as of the date of the Closing.

               4.2  COMPLIANCE  CERTIFICATE.  The Chairman of the Board,  Robert
Sim,  shall deliver to the Investor at Closing a  certificate  certifying to the matters set forth in Section 4.1.

               4.3 SHARE  CERTIFICATES.  The  Investor  shall  have  received  a certificate or certificates  representing  the Shares to be issued hereby,  with all such certificates registered in the name of the Investor.

               4.4  OTHER  DOCUMENTS.  The  Investor  shall  have  received  all documents they may reasonably  request  relating to the existence of the Company and its  authority  to enter into and perform  this  Agreement,  all in form and substance reasonably satisfactory to the Investors.

               4.5 CONSENTS AND WAIVERS. The Company shall have obtained any and all  consents and waivers  necessary  or  appropriate  for  consummation  of the transactions contemplated by this Agreement.

               4.6 DELIVERY OF GAMING  MACHINES.  The delivery of all components of all Gaming  Machines  constituting  the Assets (as such terms are  defined in that certain  Revised and  Restated  Gaming  Equipment  Sale  Agreement,  by and
between Phoenix Leisure, Inc. and ABD Gaming Supply, dated as of the date hereof
(the "Gaming Equipment Agreement")) shall have been completed.

            5  CONDITIONS  OF  THE  COMPANY'S   OBLIGATIONS   AT  CLOSING.   The
obligations  of the Company  under  Sections 1.1 and 1.2 of this  Agreement  are subject to the  fulfillment  on or before the  Closing of each of the  following conditions,  the waiver of which  shall not be  effective  against  the  Company unless the Company has consented to such waiver in writing:

               5.1  REPRESENTATIONS OF THIS AGREEMENT.  The  representations and warranties of Investors  contained in Section 3 shall be true and correct in all material  respects on and as of the date of the Closing

                                      -11-

with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               5.2 EVIDENCE OF CANCELED INDEBTEDNESS.  Zana shall deliver at the
Closing evidence that the  Indebtedness has been canceled  pursuant to the terms and conditions of this Agreement.

               5.3 DELIVERY OF GAMING  MACHINES.  The delivery of all components of all Gaming Machines constituting the Assets (as such terms are defined in the
Gaming Equipment Agreement) shall have been completed.

            6. INDEMNITY

               6.1  INDEMNIFICATION  BY THE  COMPANY.  Subject to the limits set forth in this Article 7, the Company  agrees to  indemnify,  defend and hold the
Investor and each of its  directors  and officers  harmless from and against any and all  loss,  liability,  damage,  costs  and  expenses  (including  interest, penalties and attorneys' fees) (collectively, "Losses") that the Investor or any of its  affiliates  may incur or become  subject to arising out of or due to any
(i) inaccuracy of any  representation  or the breach of any warranty or covenant of the Company contained in this Agreement (including,  without limitation,  the
Schedules, Annexes and Exhibits hereto and the certificates delivered hereunder)
or as provided  herein,  and (ii) any and all Losses  arising  from any actions, suits, proceedings,  claims, demands,  assessments,  judgments incidental to the foregoing or the enforcement of such indemnification. The Company will reimburse the Investor  and each  controlling  person for any legal or any other  expenses reasonably  incurred by them in connection with  investigating  or defending any such loss, claim, liability, action or proceeding.

               6.2  INDEMNIFICATION  BY THE INVESTOR.  Subject to the limits set forth in this Article 7, the Investor  agrees to indemnify,  defend and hold the
Company  harmless  from and  against  any and all Losses that the Company or its affiliates  may  incur or become  subject  to  arising  out of or due to (i) any inaccuracy  of any  representation  or the breach of any warranty or covenant of the Investor contained in this Agreement  (including,  without  limitation,  the
Schedules,  Annexes  and  Exhibits  hereto  and  thereto  and  the  Certificates delivered  hereunder) or as provided  herein and (ii) arising out of the conduct of the  business of the Company  from and after the date  hereof,  except to the extent  any such  Loss  arises  out of or is  related  to any  matter  for which
Investor is entitled to be indemnified by Company  hereunder.  The Investor will reimburse the Company for any legal or other expenses reasonably incurred by him in connection with  investigating or defending any such loss, claim,  liability, action or proceeding.

               6.3 SURVIVAL.  The  representations and warranties of the Company set forth in Article 2 of this  Agreement  shall  survive the Closing  until the first anniversary of the Closing Date. The representations and warranties of the
Investor  set forth in Article 3 of this  Agreement  shall  survive  the Closing until the first anniversary of the Closing Date. The covenants and agreements of the Company and the Investor  shall survive the Closing,  and shall  continue in full force and effect forever,  except as otherwise  explicitly limited by their terms and as otherwise provided by applicable law.

               6.4  LIMITATIONS.   No  Indemnified  Person  hereunder  shall  be
entitled to seek  indemnification  from an Indemnifying  Person until and unless the  aggregate  of all  claims for

                                      -12-

indemnification  by the Indemnified  Person exceeds $50,000,  in which event the
Indemnified  Person shall be entitled to indemnity  for all amounts in excess of
$50,000.  The  indemnification  obligations  of the  Company  pursuant  to  this
Agreement shall be limited to an aggregate of $500,000.

               6.5 THIRD PARTY  CLAIMS.  In order for a party (the  "Indemnified
Party") to be entitled to any indemnification  provided for under this Agreement in respect of,  arising out of, or involving a claim or demand or written notice made by any third party  against the  Indemnified  Party (a "Third Party Claim")
after the Closing  Date,  such  Indemnified  Party must notify the  Indemnifying
Party (the  "Indemnifying  Party") in writing of the Third Party Claim within 30 business days after receipt by such  Indemnified  Party of written notice of the
Third Party Claim;  provided that the failure of any  Indemnified  Party to give timely notice shall not affect his right of indemnification  hereunder except to the  extent the  Indemnifying  Party has  actually  been  prejudiced  or damaged thereby.  If a Third  Party  Claim is made  against an  Indemnified  Party,  the
Indemnifying  Party shall be entitled,  if it so chooses,  to assume the defense thereof with counsel selected by the Indemnifying  Party (which counsel shall be reasonably  satisfactory to the Indemnified  Party).  If the Indemnifying  Party
assumes the defense of a Third Party Claim, the Indemnified Party will cooperate in all reasonable  respects with the Indemnifying  Party in connection with such defense,  and shall have the right to  participate  in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the Indemnified Party;  provided,  however,  that, in the case of any Third Party Claim of which the  Indemnifying  Party has not employed counsel to assume the defense,  the fees and  disbursements  of such counsel shall be at the expense of the Indemnifying Party.

               6.6   REDUCTION  FOR   INSURANCE.   The  gross  amount  which  an
Indemnifying  Party is liable to,  for,  or on behalf of the  Indemnified  Party pursuant  to  this  Article  7  (the  "Indemnifiable  Loss")  shall  be  reduced
(including,  without  limitation,   retroactively)  by  any  insurance  proceeds
actually  recovered  by or on behalf of such  Indemnified  Party  related to the
Indemnifiable  Loss. If an  Indemnified  Party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable  Loss and shall  subsequently  receive  directly or indirectly  insurance  proceeds in respect of such  Indemnifiable  Loss, then such  Indemnified  Party shall pay to such Indemnifying  Party the net amount of such insurance  proceeds or, if less, the amount of such indemnity payment.

            7 MISCELLANEOUS.

               7.1 NO ADDITIONAL  DEBT. The Investor and Zana  acknowledge  that they are not owed any additional monies by the Company as of the date hereof.

               7.2  REPRESENTATION.  The Company has been  represented by Olshan
Grundman Frome  Rosenzweig & Wolosky LLP in connection with this transaction and the documents executed in connection  therewith.  The Investor and Zana have not been represented by Olshan Grundman Frome Rosenzweig & Wolosky LLP in connection with this  transaction  and the documents  executed in connection  therewith and have been advised to seek independent counsel.

                                      -13-

               7.3  SUCCESSORS  AND ASSIGNS.  The  provisions of this  Agreement shall be binding  upon and inure to the benefit of the parties  hereto and their respective  successors and permitted assigns;  PROVIDED that the Company may not assign,  delegate or otherwise  transfer any of its rights or obligations  under this  Agreement  without the consent of the Investor.  Except as provided  under
Section 7, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               7.4  GOVERNING  LAW.  This  Agreement  shall be  governed  by and construed  under the laws of the State of Florida,  without regard to principles of conflicts of laws and rules of such state. The parties hereto agree to submit to the jurisdiction of any Federal or state court located in the State of Nevada for the purpose of resolving any action or claim arising out of the  performance of the provisions of this Agreement.

               7.5  COUNTERPARTS.  This Agreement may be executed in two or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

               7.6 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done or performed,  all such further acts and things and shall execute and deliver all such other agreements,  certificates,  instruments and documents, as the other  party may  reasonably  request  in order to carry out the  intent and accomplish  the  purposes  of  this  Agreement,  and  the  consummation  of  the transactions contemplated hereby and thereby.

               7.7 TITLES AND  SUBTITLES.  The titles and subtitles used in this
Agreement  are  used  for  convenience  only  and  are not to be  considered  in construing or interpreting this Agreement.

               7.8 NOTICES.  Unless otherwise  provided,  any notice required or permitted  under this  Agreement  shall be given in writing  and shall be deemed effectively given (i) upon personal  delivery to the party to be notified,  (ii)
four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight  courier  service  and  addressed  to the party to be  notified at the address  indicated for such party on the signature page hereto, or at such other address as such party may designate by ten (10) days' advance  written notice to the  other  parties,  with a copy  for the  Company  to  Olshan  Grundman  Frome
Rosenzweig  & Wolosky  LLP,  505 Park  Avenue,  New York,  New York  10022-1170,
Attention: Robert Friedman, Esq.

               7.9 ENTIRE  AGREEMENT;  AMENDMENTS AND WAIVERS.  This  Agreement,
including  the  schedules  and exhibits  hereto  constitute  the full and entire understanding  and  agreement  among the  parties  with  regard to the  subjects hereof. Any term of this Agreement may be amended and the observance of any term of this  Agreement may be waived (either  generally or in a particular  instance and either retroactively or prospectively), only with the written consent of the
Company and the Investor.  Any amendment or waiver  effected in accordance  with this Section 7.7 shall be binding upon the Investor and the Company.

               7.10  SEVERABILITY.  If one or more  provisions of this Agreement are held to be  unenforceable  under  applicable  law, such  provision  shall be excluded  from  this  Agreement  and  the  balance  of the  Agreement  shall  be interpreted  as if such  provision  were so excluded and shall be enforceable in accordance with its terms.

                                      -14-

               7.11 EXPENSES. The Company shall be responsible for all costs and expenses  (except for any and all taxes incurred with the  transaction  shall be the  responsibility  of each  respective  party) incurred in connection with the transactions contemplated by this Agreement.

               IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                         VIVA GAMING & RESORTS, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Address:  3611 Lindell Road
                                                      Suite 108
                                                      Las Vegas, Nevada 89103

                                         ZANA HOLDINGS, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                            Address: ___________________________

                                                     ___________________________

                                                     ___________________________

                                          --------------------------------------
                                          Bram Solloway

                                      -15-

                                TABLE OF CONTENTS

                                      -i-

                                      -ii-

SCHEDULES, EXHIBITS AND ANNEXES

Schedule 2.2                        Outstanding Warrants, Rights, etc.
Schedule 2.3                        Subsidiaries
Schedule 2.5                        Liabilities
Schedule 2.7                        Shares Reserved for Issuance
Schedule 2.9                        Changes
Schedule 2.10                       Registration Rights
Schedule 2.11                       Governmental Consents
Schedule 2.13                       Agreements
Schedule 2.16                       Tax Matters
Schedule 2.19                       Related Party Transactions

                                      -iii-